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                                    EXHIBIT A

          FIRST AMENDED SHAREHOLDERS' VOTING AGREEMENT AND IRREVOCABLE
                                      PROXY

         The SHAREHOLDERS' VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") dated as of April 23, 1997 (the "4/23/97 Agreement"), by and among Donald E. Stevenson ("Mr. Stevenson"), Madlin Stevenson ("Ms. Stevenson") and Madlin Stevenson, as trustee for the benefit of Donald and Keith Stevenson under the Will of J. R. Stevenson, Deceased (the "Trust"), is hereby amended as follows and replaced hereby. Mr. Stevenson, Ms. Stevenson and the Trust are collectively referred to as "Shareholders" or individually as "Shareholder".


                              W I T N E S S E T H:

         WHEREAS, Mr. Stevenson owns record and beneficial title to 445,204 shares of the common stock ("Company Common Stock"), of Stewart & Stevenson Services, Inc., a Texas corporation (the "Company");

         WHEREAS, Ms. Stevenson owns record and beneficial title to 532,476 shares of Company Common Stock;

         WHEREAS, the Trust owns record and beneficial title to 242,524 shares of Company Common Stock;

         WHEREAS, the Shareholders wish to amend and replace the 4/23/97 Agreement with this First Amended Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       VOTING AGREEMENT.

                  1.1 Modification and Revocation of 4/23/97 Voting Agreement re: Ms. Stevenson's Shares. The previous 4/23/97 Agreement committing Ms. Stevenson's shares of the Company's Common Stock to the voting agreement is hereby revoked for all purposes.

                  1.2 Agreement to Vote. Mr. Stevenson and the Trust agree to vote on each election of directors and on each matter submitted to a vote at a meeting of shareholders or, if in lieu thereof, any action by written consent with regard to both of the foregoing (collectively, the "Shareholder Matters"), all shares of the Company's Common Stock that are then beneficially owned by such Shareholder pursuant to the direction of Mr. Stevenson.

                  1.3 Termination. The Shareholders' agreement to vote pursuant to Section 1.2 of this Agreement shall commence in effect on the date hereof and terminate on the sooner of the


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date of Ms. Stevenson's death or nine years and 364 days form the date hereof
(the "Termination Date").

         2.       IRREVOCABLE PROXY.

                  2.1 Modification and Termination of 4/23/97 Irrevocable Proxy re: Ms. Stevenson's Share. Mr. Stevenson hereby terminates his consent to serve and resigns as Ms. Stevenson's Proxy Holder with respect to Ms. Stevenson's shares of the Company's Common Stock. Ms. Stevenson hereby accepts Mr. Stevenson's termination of his consent to serve and resignation as Ms. Stevenson's Proxy Holder with respect to Ms. Stevenson's shares of the Company's Common Stock, effective as of December 15, 1998.

                  2.2 Irrevocable Proxy. The Trust hereby constitutes and appoints Mr. Stevenson (the "Proxy Holder"), with full power of substitution, its true and lawful proxy and attorney-in-fact to vote, or, if in lieu thereof, to provide or withhold written consent, on all Shareholders Matters all shares of the Company's Common stock that it beneficially owns as of the date of any vote or written consent in lieu of meeting. THE TRUST ACKNOWLEDGES THAT THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE TO THE FULL EXTENT PERMITTED BY ARTICLE 2.29C OF THE TEXAS BUSINESS CORPORATION ACT. In the event that the Trust for any reason fails to vote its shares of the Company's Common stock in accordance with the requirements of Section 1.2 of this Agreement, then the Proxy Holder shall have the right to vote such shares in accordance with the provisions of this Section 2. The vote of the Proxy Holder shall control in any conflict between the vote of such shares by the Proxy Holder and a vote by the Trust of such shares. The irrevocable proxy granted pursuant to this Section 2.2 shall continue in effect until the Termination Date, unless terminated or modified by unanimous written agreement of Mr. Stevenson and the Trust.

         3.       MISCELLANEOUS.

                  3.1 Amendments. No amendment, supplement, modification or waiver of this Agreement shall be binding against any party hereto unless executed in writing by (i) such party and (ii) the other party seeking to bind such party.

                  3.2 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, by overnight delivery service or sent by facsimile machine to the persons identified below, or three days after mailing in the U.S. Mail if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                      (a)  if to Mr. Stevenson:

                              Donald E. Stevenson
                              2513 S. Gessner #334
                              Houston, Texas 77063
                              Facsimile: (713) 783-3508
                              Telephone: (713) 868-7629


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                      (b) if to Ms. Stevenson or the Trust:

                              Madlin Stevenson and Madlin Stevenson,
                              as trustee for the benefit of Donald and Keith Stevenson
                              211 Shoreacres Blvd.
                              Houston, Texas 77571
                              Telephone:  (713) 471-1275

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 3.2.

                  3.3 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether such provision is similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

                  3.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  3.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral, written or inferred, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof.

                  3.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

                  3.7 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties here and their respective heirs, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, successors and assigns, any rights, benefits or obligations hereunder.


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                  3.8 Headings. The headings contained herein are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

                  3.9 Counterparts; Photo or Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A photo and/or facsimile copy of this signed agreement is for all purposes deemed original.

                  3.10 Intent. Section 1.1 of this Agreement is intended to operate as a voting agreement as envisioned by Article 2.30B of the Texas Business Corporation Act, as in effect on the date thereof. A counterpart of this Agreement shall be deposited with the Company at its principal office, where it shall be subject to inspection by the Company's shareholders.

         IN WITNESS WHEREOF, the parties hereto have duly executed, or have caused to be executed, this Agreement effective as of January 8, 1999.


                                              /s/ Donald E. Stevenson
                                        ----------------------------------------
                                                DONALD E. STEVENSON



                                              /s/ Madlin Stevenson
                                        ----------------------------------------
                                                 MADLIN STEVENSON



                                     J. R. STEVENSON TESTAMENTARY TRUST


                                     By:         /s/ Madlin Stevenson
                                        ----------------------------------------
                                              MADLIN STEVENSON, TRUSTEE
                                              UNDER THE WILL OF
                                              J. R. STEVENSON, DECEASED